Securities and Exchange Commission
                              Washington, DC 20549


                         FORM 8-K  Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 23, 1996

                              GREENLAND CORPORATION
             (Exact Name of Registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

          017833                                  87-0439051
(Commission File Number)           (I.R.S. Employer Identification Number)


                           4180 La Jolla Village Drive
                                    Suite 315
                               La Jolla, CA 92037
              (Address and zip code of principal executive offices)

                                 (619) 458-4226
              (Registrant's telephone number, including area code)






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Item 2. Validity of Assets Related to IVDS Telecommunications Licenses

Management has discovered certain information related to the Interactive Video and Data Services ("IVDS") telecommunications licenses held by the Company's wholly-owned ICAN, Inc. subsidiary. The Company currently lists as assets, three such licenses for Lubbock, Texas, Knoxville, Tennessee, and Olympia, Washington.

The IVDS licenses were acquired by the Company in December, 1995 from Integrated Communications Access Network, Inc. ("Integrated"). Since the acquisition, management has considered various strategies related to how the Company would integrate these assets into its operations and/or sell the licenses to third parties.

Management has now determined that there may be irregularities related to the proper transfer of ownership of the licenses, including irregularities on the transfer of the licenses from the original licensees to Integrated. While management has not made a final determination of the status of the licenses, the Company, as of August 22, 1996 has filed suit, in San Diego Superior Court, against parties that it believes have been legal holders of the licenses or had fraudulently claimed such status.

While the Company lists the IVDS licenses on its consolidated balance sheet at this time, pending the outcome of its litigation, the Company may need to write off the associated assets and corresponding liabilities. The Company has requested the Court to rescind the transaction. Should the Court decide in favor of the Company the Company would adjust its consolidated financial statements accordingly.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements.

(a4) Greenland, on its financial reports on Form 10-KSB and 10-QSB, has listed the IVDS licenses as accounting for assets of $959,432; and associated liabilities of amounts due to the Federal Communications Commission ("FCC") of $500,000. To the extent that pending ongoing investigation and litigation determines these assets to be invalid, then the Company would need to adjust its financial statements.

     Should the Company prevail in its claims in litigation, the assets and liabilities associated with the IVDS licenses would be removed from the Company's consolidated balance sheet with the net effect of reducing the Company's shareholders' equity by approximately $460,000. While the Company will file its next financial statements at the end of the quarter ending September 30, 1996 on Form 10-QSB, it is, at this time, undecided as to whether the Company and its auditors will elect to adjust the Company's financial statements related to the IVDS licenses at that time.

(c)  Exhibits.

      None.

                                   Signatures

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            GREENLAND CORPORATION

                                            By: /s/ Eric W. Gaer
                                            Eric W. Gaer
                                            President
                                            August 23, 1996



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature                     Title                           Date



/s/ Kevin Smith               Chairman of the Board of
Kevin Smith                   Directors and Chief Executive
                              Officer                          August 22, 1996



/s/ Eric W. Gaer              President and Chief Operating
Eric W. Gaer                  Officer                          August 22, 1996




/s/ Michael H. deDomenico     Secretary and Chief Financial
Michael H. deDomenico         Officer                          August 22, 1996